UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 20, 2010

BUCKEYE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

State of Delaware	33-60032	62-1518973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Tillman Street Memphis, Tennessee	38112
(Address of principal executive offices)	(Zip Code)

(901) 320-8100
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Compensatory Arrangements of Certain Officers.

Form of Performance Share Agreements

On July 20, 2010, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Buckeye Technologies Inc. (“Buckeye”) approved a new form of Performance Share Award (an “Award”) for certain officers, including Buckeye’s named executive officers, for use under Buckeye’s 2007 Omnibus Incentive Compensation Plan (the “Plan”).

General Terms.  Each Award and the terms of the Plan incorporated in an Award provide for the grant of a target number of performance shares that will be paid out in shares of Buckeye common stock once the applicable performance and vesting criteria have been met.  The number of performance shares in which the recipient may vest will depend upon achievement of certain performance criteria specified by the Committee at the time of grant. If the performance criteria, based on the total shareholder return (“TSR”) of Buckeye’s common stock compared to the TSR of Buckeye’s peer group of competitors (as determined by the Committee), are deemed achieved during the performance period specified by the Committee, each Award will provide that the restrictions applicable to a portion of such performance shares will lapse, so long as the applicable grant recipient remains an employee of Buckeye or any of its subsidiaries through the end of such performance period.  The Committee will determine Buckeye’s TSR and the peer group TSR.  If any portion of the performance shares remain unvested after determination of the Buckeye TSR and the peer group TSR, such performance shares will be forfeited with no further compensation.

In addition, and subject to a recipient’s continued service with Buckeye and any of its subsidiaries, the restrictions applicable to performance shares will lapse upon the first to occur of (1) the recipient’s death, (2) termination of service with Buckeye or its subsidiaries as a result of the recipient’s disability or (3) a change in control of Buckeye.  If a recipient’s service with Buckeye and its subsidiaries terminates for any other reason before the end of an applicable performance period, his or her award will be forfeited with no further compensation.  However, if a recipient terminates employment due to retirement (as defined below), a pro-rated portion of such recipient’s award based on (a) the number of days in the performance period during which he or she was an employee of Buckeye divided by (b) the number of days in the applicable performance period will not be forfeited, and such pro-rated portion of the award will remain eligible to vest based on the vesting percentage attained at the end of the performance period.  Retirement means voluntary termination of employment either (1) at or after a recipient’s attainment of age 55 with the approval of Buckeye’s chief executive officer or (2) at or after a recipient’s attainment of age 62.  If a recipient is terminated by Buckeye or any of its subsidiaries for cause, his or her entire award (including, to the extent possible, any vested performance shares) will be forfeited with no further compensation.

Terms of Awards will be substantially similar to those set forth in the form of Performance Share Award filed with this Current Report on Form 8-K as Exhibit 10.1.  This summary of terms of the Performance Share Aware is qualified in its entirety by such form of Performance Share Award, which is incorporated in this Current Report by reference.

Item 9.01                      Financial Statements and Exhibits.

 (d) Exhibits.

10.1.	Form of Performance Share Agreement for Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE TECHNOLOGIES INC.

By:	s/s Steven G. Dean
Steven G. Dean
Senior Vice President and Chief Financial Officer
Date: July 21, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance Share Agreement for Officers